                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             Entercom Communications Corp.
                 (Exact name of registrant specified in Charter)

               Pennsylvania                                  23-1701044
              (State or other                               (IRS Employee
              jurisdiction of                            Identification No.)
              incorporation)

        401 City Avenue, Suite 409
         Bala Cynwyd, Pennsylvania                              19004
 (Address of principal executive offices)                     Zip Code

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. /X/


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box. / /


Securities Act registration statement file number to which this form relates:
333-61381


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


        Title of Each Class                       Name of Each Exchange on Which
        to be so Registered                       Each Class is to be Registered

Class A Common Stock, $.01 Par Value                 New York Stock Exchange



        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g)OF THE ACT:

                                 Not Applicable
         --------------------------------------------------------------

                                (Title of class)

Item 1.           Description of Registrant's Securities to be Registered

         The Registrant is registering shares of Class A Common Stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-1 (File No. 333-61381) that was filed with the Securities and Exchange Commission on August 13, 1998 (the "Registration Statement"). Reference is made to the sections entitled "Prospectus Summary--The Offering" and "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, and all amendments to the Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this Registration Statement in accordance with the Instruction to Item 1 of this Form.

Item 2.           Exhibits.

         3.01 Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.01 to the Registration Statement on Form S-1 (File No. 333-61381) of the Registrant, as amended).

         3.02 Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.02 to the Registration Statement on Form S-1 (File No. 333-61381) of the Registrant, as amended).

                                   SIGNATURES


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         ENTERCOM COMMUNICATIONS CORP.



                                         By:      /s/John C. Donlevie
                                         Name:    John C. Donlevie
Dated:   September    , 1998             Title:   Executive Vice President and
                                                  General Counsel


                                        3